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                                                               Exhibit 23.1

                 Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the use of our report dated May 20, 1998 (except with respect to the matters discussed in Note 16 to the consolidated financial statements, as to which the date is January 14, 1999) related to the Banner Aerospace, Inc. and Subsidiaries annual financial statements included in this registration statement and to the incorporation by reference in this registration statement of our report dated September 22, 1998 included in The Fairchild Corporation's Form 10-K for the year ended June 30, 1998 and to the incorporation by reference in this registration statement of our reports dated April 9, 1998 and February 7, 1997 related to the Edwards and Lock Management Corporation annual financial statements included in The Fairchild Corporation's Form 8-K, and to all references to our Firm included in this Form S-4 registration statement no. 333-47907.

                                          Arthur Andersen LLP

Washington, D.C.

March 24, 1999